As filed with the Securities and Exchange Commission on March 2, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYROS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	45-3772460
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

35 CambridgePark Drive, 4th Floor Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

2016 Employee Stock Purchase Plan

2022 Inducement Stock Incentive Plan

(Full Title of the Plan)

Nancy Simonian, M.D.

President and Chief Executive Officer

Syros Pharmaceuticals, Inc.

35 CambridgePark Drive, 4th Floor

Cambridge, Massachusetts

(Name and Address of Agent for Service)

(617) 744-1340

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the 2016 Employee Stock Purchase Plan (the “2016 ESPP”) of Syros Pharmaceuticals, Inc. (the “Registrant”) and the 2022 Inducement Stock Incentive Plan, as amended (the “2022 Inducement Plan”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the following Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (“SEC”) relating to the 2016 ESPP and the 2022 Inducement Plan, except in each case the contents of Item 8, Exhibits thereof, with respect to which the Exhibit Index immediately preceding the exhibits attached hereto is incorporated by reference.

SEC File No.	Date Filed with SEC
333-212363	June 30, 2016
333-216821	March 20, 2017
333-223574	March 12, 2018
333-230116	March 7, 2019
333-236895	March 5, 2020
333-253861	March 4, 2021
333-263555	March 15, 2022

Item 8.	Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description

4.1	Restated Certificate of Incorporation of the Registrant, including the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Registrant, as amended (previously filed with the Securities and Exchange Commission on November 14, 2022 as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37813) and incorporated herein by reference).

4.2	Second Amended and Restated Bylaws of the Registrant (previously filed with the Securities and Exchange Commission on August 5, 2021 as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37813) and incorporated herein by reference).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of attorney (included on the signature pages of this registration statement).

99.1	2016 Employee Stock Purchase Plan (previously filed with the Securities and Exchange Commission on June 3, 2016 as Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-211818) and incorporated herein by reference).

99.2	2022 Inducement Stock Incentive Plan, as amended (previously filed with the Securities and Exchange Commission on March 2, 2023 as Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K (File No. 001-37813) and incorporated herein by reference).

107	Calculation of Filing Fee Tables

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 2nd day of March, 2023.

SYROS PHARMACEUTICALS, INC.

By:	/s/ Nancy Simonian, M.D.
Nancy Simonian, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Syros Pharmaceuticals, Inc., hereby severally constitute and appoint Nancy Simonian, M.D. and Jason Haas, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Syros Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nancy Simonian, M.D. Nancy Simonian, M.D.	President, Chief Executive Officer and Director (principal executive officer)	March 2, 2023

/s/ Jason Haas Jason Haas	Chief Financial Officer (principal financial officer and principal accounting officer)	March 2, 2023

/s/ Peter Wirth Peter Wirth	Chair of the Board of Directors	March 2, 2023

/s/ Srinivas Akkaraju, M.D., Ph.D. Srinivas Akkaraju, M.D., Ph.D.	Director	March 2, 2023

/s/ Mark J. Alles Mark J. Alles	Director	March 2, 2023

/s/ Deborah Dunsire, M.D. Deborah Dunsire, M.D.	Director	March 2, 2023

/s/ S. Gail Eckhardt, M.D. S. Gail Eckhardt, M.D.	Director	March 2, 2023

/s/ Marsha H. Fanucci Marsha H. Fanucci	Director	March 2, 2023

/s/ Andrew M. Oh Andrew M. Oh	Director	March 2, 2023

/s/ Timothy T. Tyson Timothy T. Tyson	Director	March 2, 2023

/s/ Richard. A. Young, Ph.D. Richard A. Young, Ph.D.	Director	March 2, 2023